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                                                                    EXHIBIT 10.7


                                LEASE AGREEMENT

         This LEASE AGREEMENT, is made and entered into by and between REDBIRD DEVELOPMENT,INC., a Texas Corporation, ITS HEIRS/SUCCESSORS/OR ASSIGNEES, designated herein as "Redbird," and TRI-STAR AIRCRAFT SERVICES, INC., designated as "Tri-Star" and/or as "Tenant. "

                     I. DESCRIPTION OF THE LEASED PREMISES

         Redbird leases to Tri-Star as Tenant certain facilities at Redbird Airport, identified as office area #1 and hangar #1 located at Texas 75237 hereinafter referred to as the "Leased Premises".

                                    II. TERM

         The term of this Lease Agreement shall commence on August 1, 1996 and shall terminate on July 31, 2006 ("Primary Terms"), unless such lease term is extended by the exercise of one of the Lease Extension options, as hereinafter provided. The Tenant shall have two separate options to extend the term of this Lease Agreement as follows:

1. First Lease Extension Option ("First Option"). As long as Tenant is not in default of payment of rent under the terms of this Lease Agreement as of the date of exercise of the First Option, Tenant shall have the right to extend the term of this Lease Agreement for a period of six (6) years, with such period to commence on August 1, 2006 and shall terminate on July 31, 2012 (such period is hereinafter referred to the "First Option Term").

2. Second Lease Extension Option ("Second Option"). If the Tenant exercises the First Option and provided Tenant is not in default of payment of rent under the terms of this Lease Agreement as of the date of exercise of the Second Option, then Tenant shall have the right to further extend the term of this Lease Agreement for a period of six
         (6) years, with such period to commence on August 1, 2012, and terminate on July 31, 2018 (such period is hereinafter referred to the "Second Option Term").

         The Primary Term, as the same may be extended by the First Option Term and Second Option Term, is hereinafter referred to as the "Term".

         The First Option and Second Option may be exercised by the Tenant by providing written notice to Redbird of its exercise of such option to extend the Term of this Lease Agreement, with such notice to be delivered to Redbird, not later than sixty (60) days prior to the end of Primary Term or First Option Term as applicable.

DALLAS REDBIRD LEASE AGREEMENT - PAGE 1





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                                   III. RENT

         Tenant agrees to pay rent to Redbird during the Primary Term in the amount of $3,500 per month. If Tenant exercises the first lease extension option, Tenant agrees cc pay monthly rent to Redbird during the term of the First Option in the amount of $3,675 per month. If the Tenant exercises the second lease extension option, Tenant agrees to pay monthly rent to Redbird during the term of the Second Option in the amount of $3,860 per month. Rent shall be payable monthly and due on the 1st day of each month. Tenant further agrees to pay the sum of five percent (5%) of the monthly rent as a late charge in the event that the rent is not paid in full to Redbird within twenty (20) days after the date rent is due (a "default"). Tenant shall pay the additional sum of Twenty-Five Dollars ($25.00) for any check in payment of rent that is returned by the maker's bank for insufficient funds or stopped payment.

                                  IV. DEFAULT

         In the event that Tenant defaults in the payment of rent twenty (20) days after the date rent is due ("monetary default") or violates any of the other provisions of this Lease Agreement "non-monetary default"), then Tenant shall cure any such monetary default within ten (10) days after receipt of written notice from Redbird of such default, and shall cure any such non-monetary default within thirty (30) days after receipt of written notice from Redbird of such default. Written notice as provided herein is a mandatory condition precedent for Redbird to exercise any remedy for default. If any non-monetary default remains uncured at the end of such thirty (30) day period and provided further that Tenant has commenced and is diligently pursuing a cure of such default, then Tenant shall have an additional thirty (30) days in which to cure such non-monetary default prior to Redbird pursuing any remedy available to it for default. If any default has not been cured (or cure has not been commenced and is being diligently pursued) within the periods provided above, only then may Redbird re-enter the premises, take possession, and institute and maintain a statutory suit of forcible entry and detainer in a proper court of law and obtain writ of possession thereby, or exercise all other legal rights and remedies available at law or in equity.

         In the event that Redbird fails to perform any of its obligations and agreements hereunder (a "default"), then Redbird shall cure such default within fifteen (15) days after receipt from Tenant of written notice of such default. If any default remains uncured at the end of such fifteen (15) day period and provided further that Redbird has commenced and is diligently pursuing a cure of such default, then Redbird shall have an additional thirty (30) days in which to cure such default prior to Tenant pursuing any remedy available to it for default, at law or in equity, including but not limited to, specific performance or an action for damages for breach of contract. If any default by Redbird has not been cured (or cure has not been commenced and is being diligently pursued) within the periods provided above, then Tri- Star may exercise its right of termination as provided in this Lease Agreement and pursue any other legal remedy available at law or in equity.

DALLAS REDBIRD LEASE AGREEMENT - PAGE 2





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                                     V. USE

         Tenant may use the Leased Premises for the following purposes: aviation related activity and any other lawful use determined by Tri-Star to be consistent with aviation services. Tenant shall not use any of the Leased Premises for non-aviation related activities without the consent of Redbird.

                                 VI. UTILITIES

         Tenant shall pay the actual expense for monthly use of all utilities, deposits, i.e. water, electricity, gas, telephone, and any other regular utility expense. Any storm sewer construction on the Leased Premises necessitated by the erection of additions to or improvements to or upon the Leased Premises in order to provide for drainage will be the responsibility of Redbird. Tenant will, at its expense, make arrangements for the installation or connection of whatever further private utilities it may desire or need for Tenant's equipment in connection with the use of the Leased Premises.

                              VII. CASUALTY DAMAGE

         If the improvements (including, but not limited to the office buildings and hanger facility) on the Leased Premises occupied by Tenant shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Redbird. Redbird at its sole cost and expense, shall commence and proceed with reasonable diligence to restore such improvements located within the Leased Premises, if any, to substantially the same condition in which it was immediately prior to the casualty occurrence, except that Redbird shall not be required to rebuild, repair, or replace any part of Tenant's furniture or furnishings or fixture and equipment removable by Tenant under the provisions of this Lease Agreement. Redbird shall allow Tenant a fair reduction and waiver of rent during the time and to the extent the Premises are unfit for occupancy. The amount of reduction and waiver of rent, if any, and whether or not the Premises are unfit for occupancy, shall be determined jointly by Redbird and Tenant. If such improvements on the Leased Premises are damaged by fire or other casualty resulting from the intentional misconduct of Tenant or any of Tenant's agents, employees, or invitees, the rent shall not be reduced during the repair of such damage.

                               VIII. CONDEMNATION

         If the whole or any substantial part of the Leased Premises or the improvements on the Leased Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Tenant may, at its option and sole discretion, terminate this Lease Agreement without notice, and the rent shall be reduced and abated during the remaining unexpired portion of this Lease Agreement, effective when the physical taking of the Leased Premises or the improvements on the Leased Premises occurs. In the

DALLAS REDBIRD LEASE AGREEMENT - PAGE 3





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event the Tenant elects not to terminate this Lease Agreement following the taking or condemnation of any portion of the Leased Premises or the improvements on the Leased Premises, a portion of the rent shall be waived for the unexpired term of this Lease Agreement effective when the physical taking of said portion of the Premises occurs, with the amount of such rent reduction and waiver to be determined by mutual agreement of the Tenant and Redbird.
All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Redbird, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portion of such award or proceeds which are specifically allocated by the condemning or purchasing party to the Tenant's interest in the Lease Agreement and for the taking of or damage to furnishings, fixtures, and equipment of Tenant, which Tenant specifically reserves to itself.

                          IX. MAINTENANCE AND REPAIRS

         A. Tenant will at all times maintain the Leased Premises in good repair and in a clean and orderly condition, as may be reasonably directed by Redbird or the City of Dallas, at Tenant's sole expense, except for repairs which are obligations of Redbird, as hereinafter provided. Redbird is responsible for the concrete pads, all plumbing and roof leaks, structural integrity of the building, and exterior maintenance of the hanger and all improvements on the Leased Premises. Redbird shall have no responsibility for interior painting, lighting, ventilating equipment, and any other building maintenance or repairs not designated as Tenant's responsibility. In the event Tenant shall suffer any loss or other damage as the result of Redbird's failure to maintain and repair the Leased Premises, then Redbird shall be obligated to and shall promptly reimburse Tenant for the losses and other damage Tenant suffers including reasonable and necessary attorney's fees to make demand and collect reimbursement if Redbird fails to promptly make reimbursement.

         B. Redbird shall not be liable to Tenant, or to any invitee or licensee of Tenant, for any injury to a person or damage to property resulting from the Leased Premises becoming out of repair or from a defect in or failure of equipment for which Tenant is responsible for maintenance and repairs, except where due to Redbird's knowing failure to make required repairs after written notice to Redbird of the need for such repairs.

         C.      Tenant shall:

         1. Be responsible for pest control inside of the premises at Tenant's sole expense;

         2. Keep all fixtures, equipment and personal property in good condition (reasonable wear and tear excepted) and perform all ordinary repairs and interior painting. Such repairs and painting by Tenant to be of a quality and class not inferior to the original material and workmanship. In addition, Tenant shall at its own expense perform all necessary repairs and other maintenance to floor covering, interior painting, and

DALLAS REDBIRD LEASE AGREEMENT - PAGE 4






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                 utility connections to Tenant's equipment; provided, however,
                 Tenant shall not be liable for repairs necessitated by construction defects. All interior light bulbs are to be maintained in working order at Tenant's sole expense;

         3. Provide and maintain (except for mobile fire fighting equipment) personal fire protection and safety equipment;

         4. Use its best efforts to control the conduct and demeanor of its employees and shall require its employees to wear uniforms where appropriate or other suitable means of identification; and

         5. Control all vehicular traffic in and on the Leased Premises (exclusive of public roadways) where aircraft may be located, take all precautions reasonably necessary to promote the safety of its passengers, customer, business visitors and other persons, and employ such means as may be reasonably necessary to direct the movement of vehicular traffic in such areas.

         D. If the performance of any of the foregoing maintenance, repair, replacement or painting obligations of Tenant requires work to be performed near an active taxiway or where safety of operations is involved, Tenant agrees that it will, at its own expense, erect barriers or other safeguards at such locations so as to provide for the safety of work performed.

                         X. OPERATIONAL REGULATIONS

         Notwithstanding any provision of the Lease Agreement, the City of Dallas has expressly reserved its proprietary rights, whatever they may be, to impose reasonable regulations which might have the effect of limiting Tenant's operations during the term of this Lease Agreement. It is understood that neither the City nor Redbird are liable to Tenant for any damages resulting from Tenant's compliance with the regulations. However, it is further understood that Tenant reserves the right to contest any such regulations to protect its interests, and to seek contribution and make any claim against Redbird for injury or damages to Tenant resulting from Redbird's failure to comply with any such regulation.

                      XI.      TENANT'S RIGHT TO TERMINATE

         A. Redbird understands that Tenant conducts an aviation services and aircraft maintenance business in the Leased Premises, which necessarily requires that Tenant not be prohibited by any federal, state, or local regulatory authority from conducting such business, and requires that Tenant's customers and their airplanes have virtually unlimited access to the Leased Premises and are able to land and take-off from Redbird Airport. Further, Tenant may need additional electrical service brought to the Leased Premises to enable Tenant to properly operate the power units and other equipment necessary to conduct an aircraft maintenance business in the Leased Premises. Therefore, Tenant shall have the automatic right to terminate this Lease Agreement without notice upon the occurrence of any of the following events:

DALLAS REDBIRD LEASE AGREEMENT - PAGE 5





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1.       Any federal, state, municipal or other local authority imposes any law, regulation or restriction, or enforces any existing law in such a manner, so as to prohibit or unreasonably limit or restrict Tenant's use of the Leased Premises;

2. Any federal, state, municipal or other local authority imposes any law, regulation or restriction which establishes limits that are more restrictive than limit existing on August 1, 1995, on the type of aircraft which may take-off and land at Redbird Airport; or

3. Failure of TU Electric or other servicing utility to bring electrical service to the Leased Premises in quantities sufficient to enable the Tenant to properly operate the power units and other equipment necessary for Tenant's use of the Leased Premises.

         B. Tenant shall have the automatic right to terminate this Lease Agreement without notice in the event that Redbird either (a) is in breach of a provision of this Lease Agreement, (or defaults in the performance of any obligation under this Lease Agreement, or (b) fails to comply with any operational regulation imposed by any federal, state, municipal or other local authority, with the result that Tenant is prohibited or unreasonably limited or restricted in Tenant's use of the Leased Premises.

         C. Tenant shall have the absolute and unilateral right to terminate this Lease Agreement for any reason at Tenant's sole discretion by giving prior written notice to Redbird and upon payment of the rent penalty provided herein. Tenant shall give at least thirty (30) days prior written notice of Tenant's intention to terminate the lease and vacate the premises. On or before the date Tenant vacates the premises, Tenant shall pay to Redbird a rent penalty in an amount equal to the two (2) months of rent payments due following the date of termination of the Lease Agreement. Upon payment of the rent penalty and vacating the Leased Premises, and provided that Tenant is not in default in payment of rent, this Lease Agreement shall terminate and Tenant shall be excused from any further obligation under any provision of the Lease Agreement.

DALLAS REDBIRD LEASE AGREEMENT - PAGE 6





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                      XII. REPRESENTATIONS AND WARRANTIES

         A. Tenant Representations. Tenant hereby covenants, warrants and represents that: (i) the person executing this Lease Agreement on behalf of Tenant is authorized to execute and deliver same on behalf of Tenant in accordance with the organizational documents of Tenant; (ii) this Lease Agreement is binding upon Tenant; (iii) Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (iv) upon written request, Tenant will provide Redbird with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (v) the execution and enforcement of this Lease Agreement by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.

         B. Redbird representations. Redbird hereby covenants, warrants and represents that: (i) the person executing this Lease Agreement on behalf of Redbird is authorized to execute and deliver same on behalf of Redbird in accordance with the organizational documents of Redbird; (ii) this Lease Agreement is binding upon Redbird; (iii) Redbird is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (iv) upon written request, Redbird will provide Tenant with true and correct copies of all organizational documents of Redbird, and any amendments thereto; and (v) the execution and enforcement of this Lease Agreement by Redbird will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Redbird is a party or by which Redbird may be bound, including but not limited to any lease between Redbird and the City of Dallas.

                               XIII. INSPECTIONS

         Redbird or City of Dallas may make inspection of the property at all reasonable times after giving reasonable notice prior to the visit. Occupancy by Tenant shall not constitute a nuisance or disturbance to others.

                      XIV. SUBLET OR ASSIGNMENT BY TENANT

         Tenant may assign or sublet any portion of the Leased Premises by notifying Redbird at least thirty (30) days in advance of sublet or assignment date notification to Redbird.

                  XV.      TENANT'S RIGHT TO REMOVE PROPERTY

         A. Tenant shall be entitled, during the term of the Lease Agreement and upon termination, to remove from the Leased Premises all tools, machinery, equipment, portable buildings, materials and supplies of Tenant, not including any currently existing fixtures or other fixtures which have been installed to the Leased Premises and which are not removable without damaging the Leased Premises, such as heaters, water fountains, counters, air conditioners, cabinets, water heaters, and exhaust fans. Redbird waives any current or future claim for a security interest in or a lien upon personal property,

DALLAS REDBIRD LEASE AGREEMENT - PAGE 7





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furnishings, and equipment of Tenant.

         B. If Tenant fails to remove its property within thirty (30) days after the termination or expiration of this Lease Agreement, Redbird may remove such property to a public warehouse for deposit or retain the same in its own possession. If Tenant fails to take possession and remove such property, after paying any reasonable and necessary rental fees, then after ninety (90) days after termination or expiration of the Lease Agreement the property shall be deemed to be abandoned and Redbird may sell the same at public auction or dispose of the property, at Redbird's expense.

                              XVI. INDEMNIFICATION

         A. Tenant shall use reasonable care and diligence in its conduct of activities and operations on the Leased Premises. Tenant shall indemnify, defend and hold harmless Redbird and all of its officers, agents, and employees from all judgments for any personal injury, death or damage received or sustained by any person or property as a result of Tenant's conduct of any activity or operation on the Leased Premises.

         B. Redbird shall use reasonable care and diligence in its conduct of activities and operations on the Leased Premises. Redbird shall indemnify, defend and hold harmless Tenant and all of its officers, agents, and employees from all judgments for any personal injury, death or damage received or sustained by any person or property as a result of Redbird's conduct of any activity or operation on the Leased Premises.

         C. Tenant shall give Redbird prompt notice of any claim covered by this Section and shall forward to Redbird every demand, notice, summons, or process received in any claim or legal proceedings covered by this Section. Likewise, Redbird shall give prompt notice to Tenant of any such claim.

                                  XVII. SIGNS

         All exterior signs shall comply with applicable City ordinances or regulations. Directional entrance and exit signs erected by Tenant shall not exceed 18 inches in width and 36 inches in height. Except where the City's Director of Aviation has given his written consent, any other sign erected by Tenant shall not exceed 5 feet in height and 8 feet in length. Upon the expiration or termination of this Lease Agreement, Tenant shall remove, obliterate or paint out, as required by the City of Dallas or Redbird, any and all signs and advertising on the Leased Premises if pertaining to Tenant, and in this regard, Tenant shall restore the premises to the same condition as prior to the placement thereon of any signs or advertising subject only to wear and tear. In the event that Tenant fails to remove, obliterate or paint out each and every sign or advertisement of Tenant after a request by Redbird and reasonable opportunity to perform the work, then Redbird may, at its option, have the necessary work performed at the expense of Tenant, and the charge therefore shall be paid by Tenant to Redbird upon demand for reimbursement.

DALLAS REDBIRD LEASE AGREEMENT - PAGE 8





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            XVIII. GOVERNMENTAL REQUIREMENTS, RULES, AND REGULATIONS

         Tenant agrees no obtain, from all governmental authorities having jurisdiction, all licenses, certificates and permits necessary for the conduct of its operations, and to keep them current. In operating and conducting business on the Leased Premises, Tenant agrees to comply with the applicable provisions of all Federal, State, and Municipal laws, regulations, and ordinances. Tenant agrees to observe all rules and regulations which the City of Dallas has established, and may from time to time, establish pertaining to Dallas Redbird Airport.

                                 XIX. INSURANCE

         A. Redbird shall maintain or cause to be maintained fire and extended coverage insurance on the improvements on the Leased Premises in amounts equal to the full replacement cost of all improvements.

         B. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures and leasehold and Tenant improvements, located in the Leased Premises.

         C. Redbird and Tenant each hereby waives on behalf of itself and its insurers, to the extent permitted by law, (none of which insurers shall ever be assigned any such claim or be entitled to subrogation) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are, or could be, insured against under the terms of the standard fire and extended coverage insurance policies herein referred to, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including sole, joint or concurrent, negligence of the other party hereto, its agents, officers, or employees.

         D. Redbird and Tenant shall, each at its own expense, maintain during the term of this Lease Agreement a policy or policies of comprehensive general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to their respective activities on the Leased Premises, with the premiums thereon fully paid on or before the due date. Such insurance shall afford minimum protection of not less than $200,000.00 per occurrence per person coverage for bodily injury, property damage, personal injury, or combination thereof.

         E. Redbird and Tenant each hereby waives subrogation on its behalf and on behalf of its insurer, to the extent subrogation on a paid claim can be legally waived prior to loss by contract between the parties, in respect of any payment made by such insurer under any liability policy. Neither Redbird nor Tenant shall be liable to the other or any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building,

DALLAS REDBIRD LEASE AGREEMENT - PAGE 9





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structure or other tangible property or bodily injury or personal injury, or any resulting loss of income, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease Agreement.

                                   XX. TAXES

         In no event shall Tenant be liable for real property taxes on the Leased Premises. Redbird and Tenant shall attempt to obtain separate assessments for Tenant's personal property consisting of equipment, inventory, movable fixtures, and furniture. Tenant agrees to pay the property taxes based on such separate assessment before such taxes become delinquent and to keep the Leased Premises free from any lien or attachment. If a separate assessment is not obtained, then Redbird shall provide Tenant with evidence, satisfactory to Tenant, of the portion of the Redbird's property taxes which result from inclusion of Tenant's personal property, equipment, inventory, furniture, or fixtures placed by Tenant in the Leased Premises, including copies of property tax bills and other information and documentation as Tenant shall require to determine its liability. Redbird agrees to timely provide Tenant with all appraisals and notices of assessment to enable Tenant to properly contest the appraised and assessed values of property. Redbird will provide to Tenant documents evidencing Redbird's payment of the tax bills. Not later than ninety
(90) days after receipt of such evidence Tenant shall pay to Redbird that portion of the real property taxes which result from inclusion of Tenant's personal property. Tenant hereby indemnities and holds Redbird harmless from claims or demands made upon Redbird for the failure of Tenant to pay Tenant's personal property tax obligations. Redbird hereby indemnities and holds Tenant harmless from any claims or demands made upon Tenant for the failure of Redbird to pay its property tax obligations.

                             XXI. WAIVER OF BREACH

         A. The waiver by either Redbird or Tenant of any breach of any provision of this Lease Agreement shall not constitute a continuing waiver of any subsequent breach of the same or a different provision of this Lease Agreement.

         B. Time is of the essence in construing all terms of this Lease Agreement.

                                  XXII. NOTICE

         Any notice, request, demand, instruction or other communication to be given to either party shall be in uniting, and shall be (1) deemed to be delivered, whether actually received or not, upon deposit in a regularly maintained official depository of the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (2) hand delivered with a signed receipt, to:

DALLAS REDBIRD LEASE AGREEMENT - PAGE 10





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REDBIRD:         REDBIRD DEVELOPMENT, INC.
                 5305 Challenger, LB 8
                 Dallas, Texas 75237
                 Attention: Mr. Tennell Atkins

TENANT:          TRI-STAR AIRCRAFT SERVICES,INC.
                 700 N. Pearl St., Ste. 2170
                 Dallas, Texas 75247
                 Attention: Mr. Lee Sanders

The address for receiving written notice may be changed by either party by giving notice of such change of address to the other party in the manner provided herein, except that actual receipt by the receiver is required; provided, however, if one party attempts to deliver such notice and the other party refuses or fails to accept delivery or for some other reason (other than the fault of the sender) such notice is not delivered, then proof that such delivery has been attempted by the sender shall be deemed sufficient notice of the change of the sender's address. Unless and until such written notice of change of address is actually received (or proof is provided by the sender that attempted delivery of such notice has been made), the address stated herein shall continue in effect for all purposes.

                 XXIII. FIRST RIGHT OF REFUSAL TO LEASE HANGAR #2

         Redbird agrees to offer to Tri-Star Aircraft Services, Inc. a first right of refusal option, beginning on execution of this Lease Agreement until July 31, 1999, to exercise the option and execute a Lease within thirty (30) days after notification by Redbird of any bona-fide written offer to lease hangar #2 (5225 Voyager).

                              XXIV. ENFORCEABILITY

         In case any one or more of the provisions contained in this Lease Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, and this Lease Agreement shall be construed and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

                               XXV. MISCELLANEOUS

         This Lease Agreement may only be modified or amended by a written agreement executed by Tri-Star and Redbird. Any alleged modification or amendment that is not so documented shall not be effective. Nothing contained in this Lease Agreement is intended to create any partnership, joint venture or association between Redbird and Tenant, and any inferences to the contrary are hereby expressly negated.

         IN THE EVENT THAT A DISPUTE ARISES HEREUNDER, IT IS SPECIFICALLY STIPULATED THAT THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION AND THE ENFORCEMENT OF THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, AND THE PARTIES HERETO IRREVOCABLY CONSENT AND AGREE IN ADVANCE THAT VENUE FOR ANY SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

DALLAS REDBIRD LEASE AGREEMENT - PAGE 11





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         EXECUTED this the 18th day of September 1996, to be effective as of
August 1, 1996.

                                   REDBIRD DEVELOPMENT, INC.

                                   By:  /s/ TENNELL ATKINS
                                      -----------------------------------
                                      Tennell Atkins, President

                                   TRI-STAR AIRCRAFT SERVICES, INC.

                                   By: /s/ LEE SANDERS
                                      -----------------------------------
                                      Lee Sanders, Chairman


DALLAS REDBIRD LEASE AGREEMENT - PAGE 12